As filed with the Securities and Exchange Commission on November 8, 2001
                                                               Reg. No. 33

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                               AMNIS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                            33-0821967
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                3450 Hillview Avenue, Palo Alto, California 94304
                                 (650) 855-0200
                    (Address of principal executive offices)
                ________________________________________________

                       ADVISORY AND CONSULTING AGREEMENTS
                              (Full title of plan)
                        ________________________________

                                Michael Liccardo
                                President and CEO
                              3450 Hillview Avenue
                           Palo Alto, California 94304
                     (Name and address of agent for service)
                                 (650) 855-0200
          (Telephone number, including area code of agent for service)

                                    Copy to:
                                The Baum Law Firm
                               Mark L. Baum, Esq.
                           City National Bank Building
                              4274 Executive Square
                             Second Floor, Suite 210
                           La Jolla, California 92037
                                 (858) 638-7878

                              CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------
                                    Proposed maximum   Proposed maximum
Title of securities   Amount to be  offering price     Aggregate offering   Amount of
to be registered      Registered    per share          Price                Registration fee
--------------------  ------------  -----------------  -------------------  -----------------
Common Stock            1,110,000  $            0.71  $           788,100  $          197.03
(no par value)
---------------------------------------------------------------------------------------------

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.          Plan Information.*

Item 2.          Registrant Information and Employee Plan Annual Information.*

*Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by Amnis Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2000;

     (b) the Registrant's Form 8-K filed on May 1, 2001, Form 8-K/A filed on July 2, 2001 and all other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 2001 through the date hereof;

     (c) any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Mark L. Baum, Esq., does consulting work for Amnis Systems from time to time

Item 6. Indemnification of Directors and Officers

     The Company's indemnification policy covering officers and directors, as contained in the by-laws, provides that the Company may indemnify at its officers or directors for costs reasonably incurred in connection with civil, criminal, administrative and investigative proceedings. The Company may purchase indemnification insurance for officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Experts

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-KSB) for the year ended December 31, 2001 have been audited by Hood & Strong LLP, certified public accounts, as set forth in their report thereon included therein and incorporated herein by reference.

Reference is made to said report, which includes explanatory paragraphs that describe the Company's ability to continue as a going concern, discussed in the notes to the Company's Consolidated Financial Statements. Such financial statements are incorporated herein in reliance upon the reports of Hood & Strong LLP, pertaining to such financial statements (to the extent filed with the Commission) given upon the authority of such firm as experts in giving such reports.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

     The Exhibits to this registration statement are listed in the index to Exhibits on page 9.

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the

Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on October 29, 2001.

                                    AMNIS SYSTEMS, INC.



                                    By   /s/   Michael Liccardo
                                    -----------------------------------------
                                    Michael Liccardo, President & CEO

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark L. Baum, each of them acting individually as his attorney-in-fact, each with full power of substitution and re-substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to al intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                         Date
---------                   -----                         ----

/s/ Larry Bartlett          Director and CFO              October 29, 2001
-----------------------
Larry Bartlett

/s/ Michael Liccardo        President and CEO             October 29, 2001
-----------------------
Michael Liccardo

                                INDEX TO EXHIBITS


Exhibit                                                            Sequentially
NO.                Description                                    Numbered Pages
---                -----------                                    --------------


4.1    Advisory  and  Consulting  Agreements

5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

23.1   Consent of Hood & Strong LLP of Menlo Park, California.

23.2   Consent of Counsel (included as part of Exhibit 5.1)

24     Power of Attorney (Contained within Signature Page)

Exhibit 4.1     Advisory and Consulting Agreements


                                        Number of Shares and Options
                                        ----------------------------

     4.1(a)     Barry R. Clark          300,000

     4.1(b)     Mark L. Baum            330,000

     4.1(c)     Owen M. Naccarato        70,000

     4.1(d)     Paul Kessler            275,000

     4.1(e)     Mark Keift              115,000

     4.1(f)     Mariana Danilovic        20,000
                                      ---------

                                      1,110,000